Exhibit 10.5

SUBLEASE

THIS SUBLEASE (the “Sublease”), dated for reference purposes only as of July 25, 2011 (the “Execution Date”), is made by and between EXELIXIS INC., a Delaware corporation (“Sublandlord”), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord and HCP LIFE SCIENCE REIT (as successor-in-interest to Britannia Pointe Grand Limited Partnership, a Delaware limited partnership) (“Master Landlord”), are parties to that certain Build-to-Suite Lease dated as of May 12, 1999, as amended by that certain First Amendment to Build-to-Suite Lease dated as of March 29, 2000, that certain Second Amendment to Build-to-Suite Lease dated as of January 31, 2001, and that certain Third Amendment to Build-to-Suite Lease dated as of May 24, 2001 (as amended, the “Master Lease”), pursuant to which Master Landlord leased to Sublandlord the buildings located at 169 Harbor Way (“Building 169”) and 170 Harbor Way (“Building 170”, and together with Building 169, the “Master Premises”), in South San Francisco, California, each as more fully described in the Master Lease. The parties acknowledge that a copy of the Master Lease has been delivered by Sublandlord to Subtenant.

WHEREAS, the parties hereto desire that Sublandlord sublet to Subtenant and that Subtenant sublet from Sublandlord all of the third floor of Building 170 (the “Third Floor Subleased Premises”), and the entire vivarium located on the first floor of Building 170 (the “Vivarium Subleased Premises”, and together with the Third Floor Subleased Premises, collectively, the “Subleased Premises”), all as shown on the map attached as Exhibit A, with the nonexclusive right to use the lobby, break room, hallways, elevators, stairwells, mechanical closets, chemical and bio-waste storage areas, server rooms and other spaces designated by Sublandlord from time to time for the non-exclusive use of the tenants of Building 170 (“Common Areas”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Sublease. Sublandlord does hereby sublet to Subtenant and Subtenant does hereby sublet from Sublandlord, the Subleased Premises, subject to the terms and conditions of this Sublease, together with the non-exclusive use of the Common Areas. Notwithstanding the foregoing or anything to the contrary contained in this Sublease, Sublandlord hereby reserves the right, for emergency purposes only, to enter upon and travel through the Subleased Premises, in the event such access is necessary to accommodate emergency evacuation from the roof and or greenhouse located on the roof of Building 170. The parties hereto agree to the rentable square footage of the Subleased Premises is 28,180, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further re-measurement.

2.	Term.

(a) Master Landlord’s Consent. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Master Landlord’s prior written consent to this Sublease, on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”). Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. If Sublandlord fails to obtain Master Landlord’s Consent within thirty (30) days after execution of this Sublease by both Subtenant and Sublandlord, then either Sublandlord or Subtenant may terminate this Sublease by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this Sublease. Neither party shall have any liability to the other for any termination or cancellation of this Sublease as a result of Master Landlord’s failure or refusal to consent to this Sublease, unless such party by its willful act caused Master Landlord to refuse timely consent to this Sublease.

(b) Sublease Term. This Sublease shall be for a term (the “Sublease Term”) commencing on the later of (A) October 1, 2011, and (B) receipt of the fully-executed Master Landlord’s Consent (in either case, the “Start Date”), and ending on April 30, 2017 (the “End Date”), unless terminated earlier in accordance with the terms of this Sublease; provided, however, than in no event shall the Sublease Term extend beyond the term of the Master Lease, as set forth therein. Upon Sublandlord’s delivery of the Subleased Premises to Subtenant, Sublandlord and Subtenant shall complete and execute the Delivery Agreement attached hereto as Exhibit B, confirming the Early Access Date, Start Date and End Date. If Sublandlord is unable to deliver the Premises to Subtenant by August 1, 2011, for any reason other than a Force Majeure Delay (defined below) or delay caused by Subtenant, then Base Rent (defined below) shall be abated one day for each such day of delay.

(c) Early Access. Subject to receipt of the fully-executed Master Landlord’s Consent, Subtenant shall have reasonable early access to the Subleased Premises from August 1, 2011 (the “Early Access Date”) until the Start Date solely for the purpose of installing its cabling, telephone equipment, furniture, fixtures and improvements; provided that (i) such early access will not materially interfere with Sublandlord’s use and vacation of the Subleased Premises and (ii) in no event shall Subtenant operate its business from the Subleased Premises prior to the Start Date. Subtenant’s early access shall be subject to all the terms and conditions of this Sublease, including without limitation, all insurance and maintenance obligations, and all monetary obligations except the payment of Rent. Subtenant shall not cause or permit any interruption in power or Building systems without giving at least 48 hours prior notice to Sublandlord.

3.	Delivery and Condition.

(a) Building Systems. Sublandlord shall deliver the Subleased Premises to Subtenant on the Start Date in “AS IS, WHERE IS” condition, provided that all existing improvements therein shall be in good working order. Sublandlord warrants that the existing heating, ventilating and air conditioning system (“HVAC”), electrical, plumbing, fire alarm, sprinkler, lighting, and all other such elements in the Subleased Premises shall be in good operating condition on the Start Date, and that the Subleased Premises do not contain hazardous substances as defined in and in violation of Section 11.6 of the Master Lease. If a non-compliance with such warranty exists as of the Start Date, Sublandlord shall, at Sublandlord’s sole cost and expense, promptly after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify the same, or, if responsibility for a particular item is the responsibility of the Master Landlord, Sublandlord shall use commercially reasonable efforts to cause Master Landlord to rectify the same. To be effective, Subtenant’s written notice must be received by Sublandlord on or before the six (6) month anniversary of the Start Date.

(b) FF&E. Sublandlord shall sell to Subtenant, pursuant to the terms of the Bill of Sale attached hereto as Exhibit C, without representation or warranty except as expressly set forth in the

Bill of Sale, on the Start Date, all office furniture, cubicles and other related furniture, fixtures and equipment owned by Sublandlord and listed on Schedule 1 to the Bill of Sale, which list does not include those items listed on Schedule 2 to the Bill of Sale, which Schedule 2 items shall be moved by Sublandlord, on or before the Start Date.

4.	Rent.

(a) Base Rent. Subtenant shall pay to Sublandlord monthly base rent (the “Base Rent”) for the Subleased Premises as follows:

Third Floor Subleased Premises and first floor server and waste rooms (23,810 RSF):

Months 1-4	$0.00/rsf/mo.	$0.00
Months 5-11	$1.65/rsf/mo.	$39,286.50
Months 12-23	$1.75/rsf/mo.	$41,667.50
Months 24-35	$1.80/rsf/mo.	$42,858.00
Months 36-47	$1.85/rsf/mo.	$44,048.50
Months 48-59	$1.95/rsf/mo.	$46,429.50
Months 60-67	$2.00/rsf/mo.	$47,620.00

Vivarium Subleased Premises (4,370 RSF):

Months 1-6	$0.00/rsf/mo.	$0.00
Months 7-11	$2.15/rsf/mo.	$9,395.50
Months 12-23	$2.25/rsf/mo.	$9,832.50
Months 24-35	$2.30/rsf/mo.	$10,051.00
Months 36-47	$2.35/rsf/mo.	$10,269.50
Months 48-59	$2.45/rsf/mo.	$10,706.50
Months 60-67	$2.50/rsf/mo.	$10,925.00

Base Rent for the first full month in which Base Rent is due shall be paid on the Execution Date. On the first day of each month, Base Rent shall be due and payable, in advance, at the address specified for Sublandlord below, or at such other place as Sublandlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as otherwise expressly provided in this Sublease). If the date upon which Subtenant’s obligation to pay Base Rent commences, or End Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month.

(b) Additional Rent. During the Sublease Term, if Sublandlord shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, including, without limitation, “Operating Expenses”, as defined in Section 7.2 of the Master Lease, and real property taxes, as set forth in Section 6.2 of the Master Lease, as each is incorporated herein by reference, but excepting those sums incurred by Sublandlord as a result of Sublandlord’s breach of the Master Lease, Subtenant shall pay, as “Additional Rent,” 100% of such additional rent or sums that relate to the Subleased Premises, and if the same cannot be so allocated then 40.3% of those charges that relate generally to Building 170 or 23.68% of those charges that relate generally to the Master Premises (as applicable, “Subtenant’s Share”); provided, however, that Subtenant shall be entitled to a proportional share of any refund of such additional rent or sums received by Sublandlord from Master Landlord in accordance with Section 7.4 of the Master Lease. If Subtenant shall procure any additional services from Master Landlord, or if additional rent or other sums are incurred for Subtenant’s sole benefit, Subtenant shall make such payment to Sublandlord or Master Landlord, as Sublandlord shall direct, and such charges shall not be prorated between Sublandlord and Subtenant. Any other rent or other sums payable by Subtenant under this Sublease shall constitute and be due as additional rent. So long as Sublandlord timely provided Subtenant with an estimate of such Additional Rent in accordance with the terms of Section 7.3 of the Master Lease, all Additional Rent that is payable to Sublandlord shall be paid at the time and place that Base Rent is paid, except as otherwise provided in this Sublease. Sublandlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent, Additional Rent and any other sums due hereunder from Subtenant are sometimes referred to in this Sublease as “Rent”.

Sublandlord shall include with any bills for Additional Rent appropriate back up materials for such amounts. In the event that Subtenant disputes or questions any bill from Sublandlord for Additional Rent, Sublandlord and Subtenant agree to act in a commercially reasonable fashion and in good faith to resolve any such disputed or questioned bills. In addition to the foregoing, Sublandlord shall deliver to Subtenant a copy of Master Landlord’s notice of Operating Expenses (as set forth in Sections 7.3 and 7.4 of the Master Lease) promptly following Sublandlord’s receipt thereof, and a copy of the results of any audit of Master Landlord’s records Sublandlord, in its sole discretion, elects to perform in accordance with the Master Lease.

(c) Late Charge; Interest. If Subtenant fails to pay any Rent within five (5) days of the date when due, Subtenant shall pay a late charge and interest thereon in accordance with terms of Section 3.2 of the Master Lease, which is incorporated herein by this reference. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction of past due Rent. Subtenant’s covenant to pay Rent is independent of every other covenant in this Sublease.

5.	Utilities Services; After Hours HVAC.

(a) Estimated Utilities Cost. Pursuant to Section 8 of the Master Lease, Sublandlord pays all charges for water, gas, heat, light, electricity, power and sewer utilities services furnished to Building 170 (collectively “Utilities”), directly to the providers. Within thirty (30) days following expiration of each calendar year, Sublandlord shall provide to Subtenant Sublandlord’s estimate of Subtenant’s Share of the cost of Utilities for the upcoming year (“Estimated Utilities Cost”), along with copies of any invoices from relevant providers requested by Subtenant. The Subtenant’s Share of the Estimated Utilities Cost for the months between the Commencement Date and the end of calendar year 2011 is $.65 per square foot. Within ten (10) days of demand, Subtenant shall pay each month, as Additional Rent, Subtenant’s Share of the Estimated Utilities, provided that after-hours HVAC services shall be billed in accordance with the provisions of Section 5(f), below.

(b) Annual True-up. Within ninety (90) days following the end of each calendar year, Sublandlord shall deliver to Subtenant a statement of Subtenant’s Share of the actual cost of Utilities incurred for the preceding year, together with copies of all invoices for Utilities if requested by Subtenant. If on the basis of such statement Subtenant owes an amount that is more or less than the estimated payments for the preceding year previously made by Subtenant, Subtenant or Sublandlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Sublandlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Subtenant’s obligation to pay in accordance with this Section for Utilities it consumes, or cause Sublandlord to incur any liability for damages.

(c) Allocation Based on Excess Consumption. In the event that Subtenant or Sublandlord reasonably believes that, by application of the Subtenant’s Share, the allocation of the Estimated Utilities Cost is inequitable because another occupant of Building 170 is consuming more than its allocable share of utilities, then Sublandlord shall engage Palmer Electric, or other company acceptable to both parties in their reasonable discretion, to perform a measurement of utilities consumption by all occupants of Building 170. If such measurement reflects that any occupant of Building is consuming more than its proportionate share of Utilities, Sublandlord shall be entitled to charge the party consuming more than its proportionate share the costs of such measurement and Sublandlord shall be entitled to modify the amount of the Estimated Utilities Cost to allocate such charges on a commercially reasonable basis other than the application of the Subtenant’s Share, taking into account the results of such measurement.

(d) Phone and Data. Subtenant shall also contract directly with or otherwise obtain telephone and data services and any other services desired by the Subtenant and not provided by Master Landlord for the Subleased Premises.

(e) Master Lease Services. Sublandlord shall use reasonable efforts to ensure Master Landlord’s compliance with its obligations to provide services under the Master Lease. In no event shall Sublandlord be obligated to provide any such services directly to Subtenant.

(f) After Hours HVAC. Normal hours for HVAC services shall be on Mondays through Fridays from 7:00 a.m. to 6:00 p.m. (“Normal Hours”, except for the dates of observation of New Years’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other nationally recognized holidays. In the event that Subtenant wishes to have HVAC services during times other than Normal Hours (i.e. after hours service), Subtenant shall give notice as follows: between the hours of 8:00 am and 5:00 pm Monday through Friday, by e-mailing the Facilities staff at: facilities@exelixis.com or between the hours of 5:00 pm and 8:00 am on weekdays, 8:00 am and 5:00 pm on Saturdays and Sundays including holidays, calling the Facilities “On Call” phone number at 650-837-7200, and Sublandlord shall arrange for such after-hours HVAC services. Subtenant agrees to pay Sublandlord’s then current charge for after-hours HVAC services. The current charge for after-hours HVAC service, which is subject to change at any time to reflect Sublandlord’s actual costs only, calculated on a blended rate basis, is $85.00 per hour.

6.    Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall provide to Sublandlord a cash Security Deposit (“Security Deposit”) in the amount of Fifty-Nine Thousand One Hundred Sixty-Eight and 60/100 Dollars ($59,168.60). If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease beyond the applicable notice and cure period, Sublandlord may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any costs, loss or damage which Sublandlord may suffer thereby. Any draw or partial draw of the Security Deposit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a default of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest thereon. If Subtenant fully and faithfully performs every provision of this Sublease to be performed by it, the Security Deposit or any remaining balance thereof shall be returned to Subtenant, or, at Sublandlord’s discretion, Subtenant’s last assignee, if applicable, within thirty (30) days after the expiration of the Sublease Term and Subtenant’s vacation and surrender of the Subleased Premises in accordance with the terms of this Sublease. Subtenant hereby waives the provisions of California Civil Code Section 1950.7, other than Paragraph 1950.7(b), and 1951.7 and agrees that the Security Deposit shall be governed by the provisions of this Sublease.

7.    Compliance with Laws; Use. The Subleased Premises shall be used for research and development, laboratory, administrative uses and all related legal uses, as permitted under the Master Lease and approved by the City of South San Francisco and any other governmental entity having jurisdiction over the Subleased Premises. Subtenant and its employees, agents, contractors and invitees (the “Subtenant Controlled Parties”) shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, including, without limitation, all applicable federal, state and local Laws or regulations governing protection of, or damage to the environment, or the treatment, storage or disposal of hazardous materials (collectively referred to as “Laws”), regarding the operation of Subtenant’s business and the use and occupancy of the Subleased Premises. In addition to the foregoing, Subtenant shall comply with the terms of Sections 5.3 and 11 of the Master Lease, which are incorporated herein by this reference (provided, however, that all references therein to “Landlord” shall mean and refer to Master Landlord, except for any indemnity obligations thereunder, which shall be for the benefit of both Sublandlord and Master Landlord, and references to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively), and any other rules and regulations of the Master Premises adopted by Master Landlord from time to time, provided that a copy thereof is made available to Subtenant; provided, however, that Subtenant shall not be required to perform any alteration, addition or change of the Subleased Premises required by law, regulation, ordinance or order of any public authority unless such alteration, addition or change is required as a result of (i) Subtenant’s particular use of the Subleased Premises, (ii) any alteration to the Subleased Premises made by or on behalf of Subtenant, and/or (iii) any applications made by or on behalf of Subtenant for governmental permits, licenses or approvals.

8.    Maintenance and Repairs. Except as such maintenance and repairs are the responsibility of Master Landlord pursuant to the terms of Sections 7 and 10 of the Master Lease, Subtenant shall, at its sole cost, keep and maintain in good condition and repair the Subleased Premises; provided, however, that in the event a necessary repair or maintenance item affects a portion of Building 170 for which Sublandlord is responsible under the Master Lease, and such portion is greater than just the Subleased Premises, then, Sublandlord shall perform such obligation and (a) the cost thereof shall be amortized over the useful economic life of such item, as determined by Sublandlord in its reasonable discretion, together with an interest factor on the unamortized cost of such item equal to (1) Sublandlord’s actual cost of funds (for any such item, the cost of which is financed by a third party), or (e) eight percent (8%) per annum (for any such item, the cost of which is financed by Sublandlord), but in no event shall such interest rate exceed the maximum rate of interest permitted by applicable law, and (b) Subtenant shall pay Sublandlord Subtenant’s Share of the monthly amortized cost of such item each month for the remainder of the Sublease Term. Notwithstanding anything to the contrary contained in this Section 8, in no event shall Sublandlord be obligated to undertake any maintenance and repair obligations that are otherwise the responsibility of Master Landlord hereunder or under the Master Lease, and, subject to the terms of Sections 6 and 18 of this Sublease, Subtenant hereby confirms its assumption of Sublandlord’s maintenance and repair obligations under the Master Lease to the extent such obligations are applicable to the Subleased Premises.

9.    Subtenant Improvements; Repairs and Alterations. Any alterations, additions or improvements to the Subleased Premises by or for Subtenant (collectively referred to as “Alterations”) shall require the prior written consent of both Sublandlord and Master Landlord and be made in accordance with Section 9 of the Master Lease, which is incorporated herein by this reference (provided, however, that all references therein to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively, and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord”). Sublandlord confirms that it will approve the Alterations proposed in Exhibit A-1, provided that Master Landlord approves such Alterations in accordance with the Master Lease. Subtenant shall be solely responsible for the planning, construction and completion of any Alterations at Subtenant’s sole cost and expense. Subtenant shall make all payments for Alterations in a timely manner so as not to permit any mechanic’s or other liens to be placed upon the Subleased Premises in connection with any Alterations. Subtenant shall fully discharge any such lien within thirty (30) days after it first becomes aware of the same. Any damage to the Subleased Premises caused by Subtenant or a Subtenant Controlled Party shall be promptly repaired by Subtenant, to Sublandlord’s reasonable satisfaction, at Subtenant’s sole cost and expense. If Subtenant shall fail to repair any damage within a reasonable time following written notice from Sublandlord, Sublandlord shall have the right to repair any damage caused by Subtenant at Subtenant’s sole cost and expense. In such event, Subtenant shall reimburse Sublandlord for the reasonable cost of any such repairs within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. All Alterations to the Subleased Premises shall remain upon the Subleased Premises following the End Date, provided that Sublandlord receives a written waiver from Master Landlord of its surrender obligations set forth in Section 9.2 of the Master Lease with respect to such Alterations (a “Surrender Restoration Waiver”). If a Surrender Restoration Waiver is not obtained, then Subtenant shall, prior to the End Date, promptly remove any Alterations made by Subtenant at its sole cost and expense and repair any damage to the Subleased Premises caused by such removal. Conditioned upon Master Landlord’s written consent, Sublandlord agrees that Subtenant shall not be obligated to remove the eight chemical fume hoods Subtenant intends to install.

10.    Entry by Sublandlord or Master Landlord. Sublandlord or Master Landlord may enter the Subleased Premises at any time during the Sublease Term to inspect or show (in accordance with Section 14.1 of the Master Lease, which is incorporated herein by this reference, provided, however, that all references therein to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord”) the Subleased Premises, or to clean and make repairs, alterations or additions to the Subleased Premises. Except in case of emergencies, Master Landlord or Sublandlord, as applicable, shall provide Subtenant with at least forty-eight (48) hours prior notice of entry into the Subleased Premises, which may be given orally.

11.	Assignment and Subletting.

(a) Consent Required. Subtenant shall not assign, sublease, transfer or encumber any interest in this Sublease or allow any third party to use any portion of the Subleased Premises (collectively or individually, a “Transfer”), without the prior written consent of Sublandlord and Master Landlord, which may be given or withheld in accordance with Section 13 of the Master Lease, which is incorporated herein by this reference. Any Transfer or attempted Transfer without the consent of Sublandlord and Master Landlord shall be a default by Subtenant and, in addition to any other rights and remedies, shall entitle Sublandlord to terminate this Sublease. To the extent that rent paid by such assignee or sublessee is in excess of Rent paid by Subtenant hereunder (“Bonus Subrent”), such Bonus Subrent shall first be split as required by the Master Lease, then any excess remaining after Master Landlord’s share shall be split 50% to Sublandlord and 50% to Subtenant, to be paid and distributed accordingly within five (5) days of actual receipt by Subtenant. Sublandlord shall be solely responsible for paying Master Landlord for any portion of Sublandlord’s collection of Bonus Rent payable by between Sublandlord and Master Landlord per terms of the Master Lease.

(b) Permitted Transfer. So long as Master Landlord consents, or agrees that no consent is necessary, Sublandlord agrees that Subtenant may, without Sublandlord’s prior written consent (but with at least ten (10) days prior notice), sublet all or any portion of the Subleased Premises or assign this Sublease pursuant to clauses (i) through (iv) of Section 13.1 of the Master Lease, which are incorporated herein by reference; provided, however, that (i) all references in the Master Lease to “Tenant” shall mean “Subtenant”, and (ii) Subtenant shall not be released from any of its obligations under this Sublease or those provisions of the Master Lease incorporated herein and such permitted transferee shall be required to assume all of Subtenant’s obligations hereunder as a condition to such transfer being permitted without Sublandlord’s prior written consent.

12.    Indemnity and Waiver of Claims. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord, Master Landlord, any of their respective owners, partners, principals, members, trustees, officers, directors, shareholders, agents, employees and lenders (“Sublandlord Related Parties”), Subtenant shall indemnify, defend and hold Sublandlord and the Sublandlord Related Parties harmless from and against all liabilities, damages, claims, and expenses, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Sublandlord or any of Sublandlord Related Parties arising out of or in connection with any damage or injury occurring in the Subleased Premises caused by any acts or omissions (including violations of Law) of Subtenant or any Subtenant Controlled Parties. Subtenant hereby waives all claims against Sublandlord and Sublandlord Related Parties for (a) any damage to person or property (or resulting from the loss of use thereof), except to the extent caused by the gross negligence or willful misconduct of Sublandlord or any Sublandlord Related Party and (b) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Notwithstanding any provision in this Sublease to the contrary, neither Sublandlord nor any Sublandlord Related Party shall be liable for (and Subtenant hereby waives any claims for) any injury or damage to, or interference with, Subtenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

Sublandlord shall indemnify, defend and hold Subtenant and its partners, shareholders, officers, directors, agents and employees harmless form any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs

(including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Subtenant or which Subtenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Sublandlord or its agents or employees.

13.    Insurance. The provisions of Section 12 of the Master Lease pertaining to insurance shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Section 12 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” shall be deemed to mean Master Landlord (except that the release and waiver of subrogation shall also apply as between Sublandlord and Subtenant) and the term “Premises” shall mean the “Subleased Premises”, except that all policies of insurance required to be maintained by Subtenant hereunder and thereunder shall name both Sublandlord and Master Landlord as additional named insureds and all notices related to such insurance and all evidence of such policies shall be delivered to both Sublandlord and Master Landlord. Subtenant covenants that it shall obtain Master Landlord’s approval for the form of insurance certificate to be provided to Master Landlord, including any “blanket insurance” policy obtained by Subtenant, prior to the Early Access Date.

14.    Damage or Destruction and Condemnation. The provisions of Section 15 of the Master Lease pertaining to damage or destruction and condemnation shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Section 15 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” therein shall be deemed to mean Master Landlord and “Premises” shall mean the Subleased Premises. In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises if damaged, destroyed or condemned as described in Section 15 of the Master Lease.

15.    Events of Default. The provisions of Section 16.1 of the Master Lease are hereby incorporated herein by this reference (provided, however, that all references therein to “Landlord”, “Tenant” and “Premises” shall mean “Master Landlord”, “Subtenant” and the “Subleased Premises”, respectively).

16.    Remedies. Upon any default by Subtenant under the terms of this Sublease, beyond any applicable notice and cure period, Sublandlord shall have the remedies set forth in Section 16.2 of the Master Lease (which shall be incorporated into this Sublease) as if Sublandlord is Master Landlord, including, without limitation, the right to terminate this Sublease, in which case Subtenant shall immediately surrender the Subleased Premises to Sublandlord. If Subtenant fails to surrender the Subleased Premises, Sublandlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Subleased Premises. In addition to the right to terminate this Sublease and collect damages, Sublandlord shall have the right to pursue any other remedy provided under the Master Lease or that is now or hereafter available at Law or in equity.

17.	Master Lease.

(a) Subtenant takes possession of the Subleased Premises, and enters into this Sublease, subject and subordinate to all of the terms, covenants, conditions, and restrictions of the Master Lease. Neither Sublandlord nor Subtenant shall by act or omission cause a breach of any of the terms, covenants, conditions, and restrictions contained in the Master Lease. Sublandlord shall not agree to any amendment, modification or termination of the Master Lease that materially adversely impacts the rights and obligations of Subtenant hereunder without Subtenant’s prior written consent.

Except to the extent incorporated by reference in this Sublease, none of the terms, covenants, conditions and restrictions of the Master Lease are incorporated herein to define the agreement as between Sublandlord and Subtenant. With respect to any obligation of Subtenant to be performed under this Sublease, unless otherwise expressly stated in this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days after notice or other time condition to perform its corresponding obligation under the Master Lease (excluding the payment of Rent), Subtenant shall have two (2) fewer days to perform the obligation, including without limitation curing any defaults. Any default notice or other notice of any obligations (including any billing or invoice for any Rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.

(b) Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease. Moreover, except as otherwise provided herein to the contrary, Sublandlord shall not be obligated:

(i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide;

(ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make; or

(iii) to comply with any Laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply; and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord; provided Sublandlord agrees to use commercially reasonable efforts to enforce Master Landlord’s obligations under the Master Lease on Subtenant’s behalf.

(c) Notwithstanding the foregoing, Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises that are to be provided by Master Landlord under the Master Lease. To the extent that rent is abated under the Master Lease with respect to any portion of the Subleased Premises, Subtenant shall be entitled to an abatement of rent under this Sublease, in proportion to the degree to which Subtenant’s use is impaired by the occurrence which led to the abatement of rent under the Master Lease.

(d) If (i) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any cure period provided for herein, or (ii) Master Landlord shall give any notice of failure or default under the Master Lease arising out of any failure by Subtenant to perform any of its obligations hereunder then, in either case, Sublandlord shall have the right (but not the obligation), upon at least two (2) days’ prior written notice to Subtenant, to perform or endeavor to perform such obligation, at Subtenant’s expense, and Subtenant shall, within ten (10) days of Sublandlord’s demands from time to time, reimburse Sublandlord for all costs and expenses incurred by Sublandlord in doing so as Rent.

(e) Subtenant shall promptly execute, acknowledge and deliver to Sublandlord, any certificate or other document evidencing the status of the Sublease or subordination of this Sublease to the Master Lease, that Sublandlord or Master Landlord may reasonably request, in accordance with Sections 17 and 19.16 of the Master Lease, which are incorporated herein by this reference (provided, however, the terms “Tenant” and “Subtenant” shall be deemed to mean “Subtenant” and the “Subleased Premises”, respectively).

(f) Sublandlord warrants to Subtenant that (i) Sublandlord has delivered to Subtenant a complete copy of the Master Lease, (ii) the Master Lease is, as of the date of this Sublease, in full force and effect, and (iii) no event of default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord has occurred under the Master Lease nor has any event occurred and is continuing that would constitute an event of default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord under the Master Lease, but for the requirement of the giving of notice and the expiration of the period of time to cure.

18.    Surrender of Subleased Premises. Subject to Section 9 of this Sublease, at the expiration or earlier termination of this Sublease, if no Surrender Restoration Waiver has been delivered to Sublandlord, then Subtenant, at its sole cost and expense, shall promptly remove from the Subleased Premises (a) any Alterations made by Subtenant (excluding any initial tenant improvements to be substantially completed prior the Start Date if approved by Sublandlord in accordance with the terms of this Sublease), (b) Subtenant’s personal property, and (c) repair any damage to the Subleased Premises caused by such removal, and otherwise quit and surrender the Subleased Premises to Sublandlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted; provided, however, that in no event shall Subtenant have any duty to remove, at the expiration or earlier termination of this Sublease, any alterations, improvements, trade fixtures or personal property existing in the Subleased Premises on or before the Start Date. If Subtenant fails to remove any Alterations required to be removed hereunder or Subtenant’s personal property within five (5) days after the termination of this Sublease, Sublandlord, at Subtenant’s sole cost and expense, shall be entitled (but not obligated) to remove such Alterations or remove, store or dispose of Subtenant’s personal property. Sublandlord shall not be responsible for the value, preservation or safekeeping of Subtenant’s personal property. Notwithstanding anything to the contrary contained in this Sublease, conditioned upon Master Landlord’s consent to installation, Subtenant shall have no obligation to remove the eight chemical fume hoods it intends to install.

19.    Holding Over. Subtenant shall have no right to holdover in the Subleased Premises pursuant to this Sublease after the End Date. If Subtenant does not surrender and vacate the Subleased Premises on the End Date, Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Rent if a month to month tenancy shall be Rent at the greater of (1) the monthly rate of one hundred and fifty percent (150%) of the monthly Rent set forth in Article 4, or (2) the rate of one hundred and fifty percent (150%) of any and all Rent due to Master Landlord from Sublandlord under the holdover provisions of the Master Lease. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Premises upon the End Date, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all claims, actions, losses, damages and expenses resulting from such failure, including, without limitation, any such claims, actions, losses and damages to any third parties based on such failure to surrender to Sublandlord resulting therefrom.

20.    Parking. Subtenant shall have Subtenant’s proportionate share of such parking rights as Sublandlord may have in connection with the Subleased Premises pursuant to Section 19.20 of the

Master Lease.

21.    Limitation of Liability. Notwithstanding anything set forth herein, in no event shall any personal liability be asserted against Sublandlord’s or Subtenant’s officers, directors, employees, agents or contractors or to the property or assets of any of them. Under no circumstances shall Sublandlord’s or Subtenant’s officers, directors, employees, agents or contractors be liable for any injury or damage to, or interference with, Subtenant’s or Sublandlord business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

22.	Miscellaneous.

(a) Notices for Subtenant shall be sent to Subtenant at the Subleased Premises (ATTN: Joel Fernandes). Notices for Sublandlord shall be sent to Sublandlord as follows: Exelixis, Inc., 210 E. Grand Avenue, South San Francisco, CA 94080, and to the attention of Executive Vice President and General Counsel (each, a “Notice Address”). All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Subtenant has vacated the Subleased Premises or other Notice Address without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.

(b) The term “Force Majeure Delay” as used in the Sublease shall mean any delay by either party in fulfilling its obligations hereunder which is attributable to any: (i) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; or (ii) actual delay or failure to perform attributable to lightening, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of Subtenant to pay Rent and other charges pursuant to this Sublease).

(c) Either party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Sublease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

(d) This Sublease shall be interpreted and enforced in accordance with the Laws of the state in which the Subleased Premises is located.

(e) Each of Subtenant and Sublandlord represents and warrants that it has not dealt with any broker in connection with this Sublease, other than Cornish & Carey Commercial Newmark Knight Frank (whose commissions shall be paid by Sublandlord), on behalf of Subtenant and Sublandlord, and each party hereto agrees to indemnify and hold the other party harmless from any commissions due to any broker with whom such party has dealt, other than the broker named in this paragraph.

(f) This Sublease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Subleased Premises. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

(g) The execution, delivery, and performance by each of Subtenant and Sublandlord of its respective obligations under this Sublease have been duly authorized and will not violate any provision of Law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party or by which it is bound.

(h) This Sublease may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement. The parties contemplate that they may be executing counterparts of the Sublease transmitted by facsimile or email in PDF format and agree and intend that a signature by such means shall bind the party so signing with the same effect as though the signature were an original signature.

23.    Quiet Enjoyment. The provisions of Section 14.2 of the Master Lease are hereby incorporated herein by this reference (provided, however, that all references therein to “Landlord”, “Tenant” and “Premises” shall mean “Master Landlord”, “Subtenant” and the “Subleased Premises”, respectively).

24.    Signage. Conditioned upon the consent of Master Landlord and applicable governmental authorities, Sublandlord agrees to install a monument at a location specified by Master Landlord, and to provide Subtenant half the available signage space on such monument, provided that Subtenant agrees to pay fifty percent (50%) of the costs of installation of the monument, an estimate of which costs shall be provided to Subtenant in advance for approval, and one hundred percent (100%) of the cost of installing, maintaining and removing Subtenant’s signage on such monument. The parties anticipate that such monument will be similar in size, type and quality to the monument located at 260 East Grand Avenue, South San Francisco. Conditioned upon the approval of Master Landlord, and Sublandlord’s approval, in its reasonable discretion, of Subtenant’s proposed signage specifications, Sublandlord shall install, at Sublandlord’s expense, signage for Subtenant in a lobby directory and at the entrance to the Subleased Premises.

[Signature Page Follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

EXELIXIS, INC., a Delaware corporation		THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Frank Karbe	By:	/s/ Harold E. Selick, Ph.D.
Name:	Frank Karbe	Name:	Harold E. Selick, Ph.D.
Title:	EVP & CFO	Title:	Chief Executive Officer

EXHIBIT A

MAP OF SUBLEASED PREMISES

170 Harbor Way
1st Floor

Threshold Pharma
Exelixis
Common Area
OTHER SUB-TENANT
Emergency Generator
Chemical Waste
WAREHOUSE
Bio-Waste
Bio-Waste
Bio-Waste
MAIN ELEC. ROOM
PCR Lab
PCR Lab
Elec. Room
CLEAN WASH
DIRTY WASH
UTILITY
QUAR.
OFFICE
AUTOCLAVE
CLEAN STORAGE
VIVARIUM CORRIDOR
VIVARIUM REC'G
PROC. ROOM
HALL WAY
HUSBANDRY
HUSBANDRY
PROC. ROOM
CORRIDOR
CORRIDOR
Equipment Room
4°COLD ROOM
MASS SPEC LAB
CORR.
CORR.
LAB
LAB
FERMENTATION LAB
ELEV. EQUIP.
MEN'S
WOMEN'S
SELECT LAB
Breakroom
LOBBY
HALLWAY
SHARED OFFICE
OPEN OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE

EXHIBIT A-1

OFFICE 325
OFFICE 326
HISTOLOGY LAB 336
TISSUE CULTURE 347
OFFICE 309
OFFICE 324
(N) DARK ROOM 335
BIOLOGY LAB 345
GENETICS LAB 346
OPEN OFFICE 358
OFFICE 323
OPEN OFFICE 327
(N) LAB ROOM 333
OFFICE 338
COLD ROOM 341
CO2 342
WET LAB 344
ELEV. VEST 353
FILE ROOM 354
OFFICE 357
OFFICE 361
OFFICE 322
OFFICE 337
MEDIA PREP 355
OFFICE 356
OFFICE 362
OPEN OFFICE 321
TELE/DATA 331
JAN 351
ST#2
OFFICE 319
EL#1
MEN'S 348
WOMEN'S 349
CONF. ROOM 366
BREAK ROOM 365
OFFICE 364
OFFICE 318
OPEN OFFICE 317
OFFICE 316
ELECT. ROOM 329
EQUIP. HALLWAY 388
OPEN OFFICE 369
OFFICE 367
OFFICE 315
OFFICE 314
OFFICE 313
OFFICE 312
ST#1
(N) SERVER ROOM
TISSUE CULTURE 385
OFFICE 371
LAB 394
LAB 391
TC 384
OFFICE 368
OFFICE 372
OFFICE 309
OPEN OFFICE 308
TC LAB 382
TC LAB 381
STOR. 393
I.T. STOR. 392
OFFICE 373
OFFICE 307
OFFICE 306
OFFICE 305
(N) BREAK ROOM 301
CATERING 378
OFFICE 377
OFFICE 376
OFFICE 375
OFFICE 374
BOARD ROOM 379

EXHIBIT B

DELIVERY AGREEMENT

Re:	Sublease dated , 2011, between EXELIXIS INC., a Delaware corporation (“Sublandlord”), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”), concerning that subleased premises, consisting of the entire third floor and the vivarium on the first floor (collectively, the “Subleased Premises”) located in the building at 170 Harbor Way, South San Francisco, CA (“Building 170”)

Ladies and Gentlemen:

In accordance with the subject Sublease (to which reference is made for any undefined capitalized terms used herein), we wish to advise and/or confirm as follows:

The Start Date of the Sublease Term for the Subleased Premises is             , 2011 (the “Start Date”), and the Sublease Term for the Subleased Premises expires on April 30, 2017 (the “End Date”), unless sooner terminated according to the terms of the Sublease. Sublandlord delivered possession of the Subleased Premises to Subtenant on the Start Date, in the condition required under the Sublease and Subtenant accepted possession of the Subleased Premises on the Start Date.

That in accordance with the Sublease, monthly Base Rent in the amount of $        and Subtenant’s percentage share of Operating Expenses (as described below) for the Third Floor Subleased Premises shall commence to accrue on             , 2012, and monthly Base Rent in the amount of $        and Subtenant’s percentage share of Operating Expenses (as described below) for the Vivarium Subleased Premises shall commence to accrue on             , 2012.

The total rentable square feet of the Subleased Premises is 28,180 and of Building 170 is 70,000 and of the Master Premises is 119,003. Subtenant’s percentage share of Operating Expenses is twenty-three and sixty-eight hundredths percent (23.68%) as to Master Premises and forty and three-tenths percent (40.3%) as to Building 170. Each party represents and warrants to the other that it is duly authorized to enter into this document and that the person signing on its behalf is duly authorized to sign on behalf of such party.

SUBLANDLORD:	SUBTENANT:

EXELIXIS, INC.,	THRESHOLD PHARMACEUTICALS, INC.,
a Delaware corporation	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C

BILL OF SALE

For One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EXELIXIS INC., a Delaware corporation (“Seller”), hereby conveys to THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Purchaser”), all of Seller’s right, title and interest in and to the office furniture, cubicles and other related furniture, fixtures and equipment owned by Seller and listed on Schedule 1 attached hereto, and located in the Subleased Premises (the “Sold Personal Property”), which list does not include those items set forth on Schedule 2 hereto, which shall be retained by Sublandlord (the “Retained Personal Property”).

Seller does hereby represent to Purchaser that Seller is the lawful owner of such personal property, that such personal property is free and clear of all encumbrances, and that Seller has good right to sell the same as aforesaid.

Seller has not made and does not make any express or implied warranty or representation with respect to the merchantability of the Sold Personal Property or its fitness for any particular purpose; the design or condition of the Sold Personal Property; the quality or capacity of the Sold Personal Property; workmanship or compliance of the Sold Personal Property with the requirements of any Law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Sold Personal Property on an “AS IS, WHERE IS” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this     day of             , 2011.

SELLER:

EXELIXIS, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 1 TO BILL OF SALE

SOLD PERSONAL PROPERTY

Location	Item	Model Number	Serial Number	Description	Old Asset Number	THLD (Y/N)	New Asset Number	Comments
Rm114	Ancare Stainless Steel Cage Transport Rack	N/A	N/A			Y	40001035
Rm114	Ancare Stainless Steel Cage Transport Rack	N/A	N/A			Y	40001036
Rm114	Stainless Steel Cage Storage Rack	N/A	N/A	~ 7 x 3 ft		Y	40001037
Rm114	Stainless Steel Cage Storage Rack	N/A	N/A	~ 7 x 3 ft		Y	40001038
Rm114	Stainless Steel Cage Storage Rack	N/A	N/A	~ 7 x 3 ft		Y	40001039
Rm114	Metro Racks	N/A	N/A	Green; 5 shelves; 5’ x 6’ x18”		Y	40001040
Rm114	Metro Racks	N/A	N/A	Green; 3 shelves; 6’ 8” x 6’ x24”		Y	40001041
Rm114	Metro Racks	N/A	N/A	Chrome; 3 shelves; 7’ 8” x 3’ 5” x 2’		Y	40001042
Rm114	Metro Racks	N/A	N/A	Chrome; 2 shelves; 7’ 8” x 3’ 5” x 2’		Y	40001043
Rm114	Metro Racks	N/A	N/A	Green; 1 shelf; 6’ x 2’		Y	40001044
	Mouse Shoe Box Cages	N/A	N/A	~550 total		Y(300)	40001109
	Mouse Cage Wire Racks	N/A	N/A	~500 total		Y(300)	40001110
	Mouse Shoe Box Lids	N/A	N/A	~500 total		Y(300)	40001111
	Rat Shoe Box Cages	N/A	N/A	~300 total		Y(100)	40001112
	Rat Cage Wire Racks	N/A	N/A	~300 total		Y(100)	40001113
	Rat Shoe Box Lids	N/A	N/A	~350 total		Y(100)	40001114
	Water bottles	N/A	N/A	~430 total		Y (all)	40001115
	Edstrom Water System #1	PS1: 7030- 7550-165	PS1: 00A1- 6436-3201		10003571	Y	40001086
	Edstrom Water System #2	PS2: 7040- 8550-197	PS2: 0011- 7974-0100				40001118	Hard piped in walls. Cannot remove

Location	Item	Model Number	Serial Number	Description	Old Asset Number	THLD (Y/N)	New Asset Number	Comments
	Edstrom Chlori-Flush Station	2494	138671		10002880		40001117	Hard piped in walls. Cannot remove
	Cage Card Holders	N/A	N/A	>500		Y	40001116
	Autoclave	SSR-3A-PB	020800		10002438	Y	40001045
	Water bottle fill station	01130	N/A		10003593	Y	40001046
	Cage Washer Rack for lids/racks	N/A	N/A		10002437	Y	40001047
	Cage Washer Rack for Cages	N/A	N/A		10003594	Y	40001077
	Cage washer	3601700001	4600		10002879	Y	40001049
Hallway	Stainless Steel Table	N/A	N/A	6’ x 3’		Y	40001050
Hallway	Stainless Steel Table	N/A	N/A	6’ x 3’		Y	40001051
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001067
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001068
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001069
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001070
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001071
Hallway	Plastic Metro Cart	N/A	N/A	17” x 30”			40001072
Hallway	Plastic Metro Cart	N/A	N/A	17” x 30”			40001073
Hallway	Plastic Metro Cart	N/A	N/A	39” x 27”			40001074
Hallway	Plastic Metro Cart	N/A	N/A	17” x 30”			40001075
Hallway	Plastic Metro Cart	N/A	N/A	17” x 30”			40001076
Rm119	Mouse Cage Unit	N/A	V7672-02-05	Includes blower (10003596) and exhaust (10003598)	10002887	Y	40001052	Blower assigned Asset Number 40001054; Exhaust assigned Asset Number 40001055
Rm119	Mouse Cage Unit	N/A	V6484-04-04	Includes blower (10003467) and exhaust (10003198)	10003199	Y	40001053	Blower assigned Asset Number 40001056; Exhaust assigned Asset Number 40001057
Rm119	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001058
Rm131	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft and 5 x 2 ft		Y	40001059
Rm131	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft and 5 x 2 ft		Y	40001060
Rm129	Rat Cage Unit	N/A	V7279-10-04	Includes blower (no tag) and exhaust (no tag)	10002451	Y	40001061	Blower assigned Asset Number 40001062; Exhaust assigned Asset Number 40001063

Location	Item	Model Number	Serial Number	Description	Old Asset Number	THLD (Y/N)	New Asset Number	Comments
Rm129	Rat Cage Unit	N/A	V7673-04-05	Includes blower (no tag) and exhaust (no tag)	10002894	Y	40001064	Blower assigned Asset Number 40001065; Exhaust assigned Asset Number 40001066
Rm111A	Mouse Cage Unit	N/A	V2569-06-01	Includes blower (10003183) and exhaust (10003182))	10003181	Y	40001078	Blower assigned Asset Number 40001079; Exhaust assigned Asset Number 40001080
Rm111A	Mouse Cage Unit	N/A	V5383-06-03	Includes blower (10003172) and exhaust (10003171)	10003170	Y	40001048	Blower assigned Asset Number 40001082; Exhaust assigned Asset Number 40001081
Rm111A	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001083
Rm111A	Nuaire Biological Safety Cabinet	NU-629-600	91511061604		10003442	Y	40001084
Rm111	Mouse Cage Unit	N/A	V7671-02-05	Includes blower (10002886) and exhaust (10002885)	10002884	Y	40001104	Blower assigned Asset Number 40001106; Exhaust assigned Asset Number 40001105
Rm111	Mouse Cage Unit	N/A	V2931-11-01	Includes blower (10003453) and exhaust (10003452)	10003451	Y	40001101	Blower assigned Asset Number 40001102; Exhaust assigned Asset Number 40001103
Rm111	Nuaire Laminar Flow Hood	NU-S617-400	98258042205		10002882	Y	40001085
Rm111	Stainless Steel Table	N/A	N/A	8 x 3 ft		Y	40001004
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001005
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001006
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001007
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001008
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001009
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001010
Rm112	Stainless Steel Table	N/A	N/A	~6 ft x 2.5 ft		Y	40001011
Rm112	Storage Metro Rack	N/A	N/A			Y	40001108
Rm129	Laminate Table	N/A	N/A	~6 x 2.5 ft		Y	40001012
Rm126	Stainless Steel Table	N/A	N/A	~8 x 2.5 ft		Y	40001013
Rm126	Stainless Steel Table	N/A	N/A	~8 x 2.5 ft		Y	40001014
Rm126	Stainless Steel Table	N/A	N/A	~6 x 2.5 ft		Y	40001015
Rm126	Table	N/A	N/A	~5 x 2.5 ft		Y	40001016
Rm128	Food Metro Rack	N/A	N/A	2 shelves; 91” x 42” x 24”		Y	40001017
Rm127	Table	N/A	N/A	~6 x 2.5 ft		Y	40001018
Rm127	Table	N/A	N/A	~6 x 2.5 ft		Y	40001019

Location	Item	Model Number	Serial Number	Description	Old Asset Number	THLD (Y/N)	New Asset Number	Comments
Rm106	IsoFluorane Anesthesia	V-10	014664		EX02246	Y	40001020
Rm106	IsoFluorane Anesthesia	V-10	014591		10002473	Y	40001021
Rm106	IsoFluorane Anesthesia	V-10	014665		10002904	Y	40001022
Rm106	Stainless Steel Cage Storage Rack	N/A	N/A	~ 7 x 3 ft		Y	40001031
Rm106	Stainless Steel Cage Storage Rack	N/A	N/A	~ 7 x 3 ft		Y	40001032
Rm106	Nuaire Biological Safety Cabinet	NU-629-600	8796020304		10003462	Y	40001033
Rm118	Nuaire Animal Bedding Disposal	NU-607-400	92524080404		10002471	Y	40001034
Gowning	Storage Metro Rack	N/A	N/A	Chrome; 4 shelves; 72” x 80” x 24”		Y	40001001
Gowning	Storage Metro Rack	N/A	N/A	Green; 5 shelves; 80” x 60” x 18”		Y	40001002
Gowning	Stainless Steel Bench	N/A	N/A			Y	40001003
	Hoshizaki Ice Machine	F300BAF	R03266D			Y	40001098
	Kenmore Freezer	253.280.42804	WB93468434			Y	40001099
	Storage Metro Rack	N/A	N/A			Y	40001100
	Lab chair	N/A	N/A			Y	40001024
	Lab chair	N/A	N/A			Y	40001023
	Lab chair	N/A	N/A			Y	40001026
	Lab chair	N/A	N/A			Y	40001027
	Lab chair	N/A	N/A			Y	40001028
	Lab chair	N/A	N/A			Y	40001029
	Lab chair	N/A	N/A			Y	40001030
	Lab chair	N/A	N/A			Y	40001025
	Lab chair	N/A	N/A			Y	40001087
	Lab chair	N/A	N/A			Y	40001088
	Lab chair	N/A	N/A			Y	40001089
	Lab chair	N/A	N/A			Y	40001090
	Lab chair	N/A	N/A			Y	40001091
	Lab chair	N/A	N/A			Y	40001092
	Lab chair	N/A	N/A			Y	40001093
	Office chair	N/A	N/A			Y	40001094

Location	Item	Model Number	Serial Number	Description	Old Asset Number	THLD (Y/N)	New Asset Number	Comments
	Office chair	N/A	N/A			Y	40001095
	Office chair	N/A	N/A			Y	40001096
	Office chair	N/A	N/A			Y	40001097
Mech Rm	Siemens Water System	VROWL04AX	N/A	RO Generation, Storage & Distribution		Y	40001147

SCHEDULE 2 TO BILL OF SALE

RETAINED PERSONAL PROPERTY

Cabinets, freezers and a Cryogenic storage tank in the 1st floor shipping & receiving area

(Common Area) that will be removed by the middle of August during the early access period

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